                                 CONSULTING AGREEMENT

          THIS CONSULTING AGREEMENT (this "AGREEMENT"), is made and entered into as of the 1st day of February, 1999, by and between STATION CASINOS, INC., a Nevada corporation, with its principal offices located at 2411 West Sahara Avenue, Las Vegas, Nevada 89102 (the "COMPANY"), and MR. LORENZO J. FERTITTA (the "CONSULTANT").

          WHEREAS, the Consultant currently serves as a member of the Board of Directors of the Company and, in addition to his duties as a director, has provided financial advisory services to the Company;

          WHEREAS, the Company wishes to continue to avail itself of those financial advisory services; and

          WHEREAS, the Consultant is willing to provide those financial advisory services, subject to the terms and conditions hereinafter provided;

          NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the Company and the Consultant (each individually a "PARTY" and together the "PARTIES") agree as follows:

          1. DEFINITIONS. In addition to certain terms defined elsewhere in this Agreement, the following terms shall have the following respective meanings:

          1.1. "AFFILIATE" shall mean any Person controlling, controlled by or under common control with the Company.

          1.2. "ANNUAL FEE" shall mean the fee provided for in SECTION 4.

          1.3. "BOARD" shall mean the Board of Directors of the Company.

          1.4. "CONFIDENTIAL INFORMATION" shall mean all nonpublic information respecting the Company's business including, but not limited to, its products, research and development, processes, customer lists, intellectual property, software, trademarks, marketing plans, and strategies. Confidential Information does not include information that is, or becomes, available to the public unless such availability occurs through an unauthorized act on the part of the Consultant.

          1.5. "PERSON" shall mean any individual, firm, partnership, association, trust, company, corporation or other entity.

          1.6. "TERM OF ENGAGEMENT" shall mean the period specified in SECTION
2.

          2. TERM OF ENGAGEMENT. The initial Term of Engagement shall commence upon the date of this Agreement and, unless terminated earlier pursuant to
SECTION 5 hereof, shall terminate five years from such date; PROVIDED, HOWEVER, that the initial Term of Engagement shall automatically be extended annually for successive five year periods if neither Party has advised the other in writing in accordance with SECTION 9 at least 30 days prior to the first anniversary of the then current Term of Engagement that such Term of Engagement will not be extended. In the event that such notice is given, the Term of Engagement shall terminate upon the close of business on the day immediately preceding the fifth anniversary of the date notice of termination is given.

          3.   RESPONSIBILITIES: STATUS.

          3.1 During the Term of Engagement, the Consultant shall provide financial advisory services to the Company and shall perform such other related responsibilities as the Board may reasonably request. Subject to the requirements of the Company in the course of any particular project, the Consultant shall not be precluded from being employed by, or providing services to any other Person in any capacity or from managing investments for himself or any other Person.

          3.2. All services provided by the Consultant shall be performed by the Consultant or any Person(s) employed by the Consultant directly and independently and not as an agent, employee or representative of the Company. This Agreement is not intended to and does not constitute, create, or otherwise give rise to a joint venture, partnership or other type of business association or organization of any kind by or between the Company and the Consultant. The rights and obligations of the Company and the Consultant under this Agreement shall be limited to the express provisions hereof.

          3.3 All Persons employed or utilized by the Consultant in the performance of the Consultant's obligations under this Agreement shall be and remain the employees of the Consultant and shall not be the employees, general, special or otherwise, of the Company, and the Consultant alone shall be obligated to pay for and to provide any and all employee compensation and benefits owed to said employees, including without limitation, salaries, wages, bonuses, retirement contributions, Federal, state and local withholdings, and workers' compensation, disability and unemployment benefits.

          4.   REMUNERATION.

          4.1. ANNUAL FEE. During the Term of Engagement, the Consultant shall be entitled to receive an Annual Fee of $240,000, payable in equal monthly installments. All amounts paid to the Consultant pursuant hereto shall be reported to the Internal Revenue Service on a Form 1099, and the Consultant shall be obligated to pay any taxes due thereon.

          4.2. BUSINESS EXPENSE REIMBURSEMENT. During the Term of Engagement, the Consultant shall be entitled to receive reimbursement from the Company for all reasonable out-of-pocket expenses incurred by him in performing services under this Agreement.

          4.3. STOCK OPTIONS. As an inducement for the Consultant's entering into this Agreement, the Company has granted to the Consultant a non-qualified option (the "OPTION") to purchase 100,000 shares of the common stock of the Company pursuant to the Company's Stock Compensation Program. The Option shall be evidenced by, and the terms of the Option shall be set forth in, a stock option agreement to be entered into by the Parties concurrent with the execution of this Agreement.

          4.4. LIFE INSURANCE. During the Term of Engagement, the Company shall pay on the Consultant's behalf, the monthly premiums necessary to maintain $15 million in life insurance coverage.

          5.   TERMINATION.

          This Agreement may be terminated by either Party for any reason upon thirty (30) days written notice. In the event of termination by the Consultant, the Consultant shall be paid his Annual Fee on a pro-rata basis through the end of the month of termination and shall be reimbursed for all expenses incurred up to and including the termination date. However, no further payments shall be due and owing to the Consultant thereafter. In the event of termination by the Company, the Consultant shall be paid his Annual Fee and shall be reimbursed for all expenses incurred up to and including the end of the Term of Engagement.

          6.   INDEMNIFICATION.

          6.1. GENERAL. The Company agrees that if the Consultant is made a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "PROCEEDING"), related to or arising out of his services as a consultant pursuant to this Agreement, he shall be indemnified and held harmless by the Company to the fullest extent authorized by Nevada law, as the same exists or may hereafter be amended, against all expense, liability and loss (including reasonable attorneys' fees, judgments, fines, taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Consultant in connection therewith.

          6.2. NON-EXCLUSIVITY OF RIGHTS. The right to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in this SECTION 6 shall not be exclusive of any other right which the Consultant may have or hereafter may acquire under any statute, provision of the certificate of incorporation or by-laws of the Company, agreement, vote of stockholders or disinterested directors or otherwise.

          7.   COVENANTS TO PROTECT CONFIDENTIAL INFORMATION.

          7.1. GENERAL. The Consultant shall not, during the Term of Engagement or anytime thereafter, without the prior written consent of the Company, divulge, disclose or make accessible any Confidential Information to any other Person except while rendering services to the Company or for the benefit of the Company or when required to do so by a court of competent jurisdiction.

          7.2. NOTES, MEMORANDA AND OTHER ITEMS. Upon the written request of the Company, the Consultant shall proffer to an appropriate officer of the Company, upon the termination of this Agreement, all memoranda, diaries, notes, records, cost information, customer lists, marketing plans and strategies and any other documents relating or referring to any Confidential Information made available to the Consultant by the Company in his possession at such time.

          8.   DISPUTE RESOLUTION.

          8.1. ARBITRABLE CLAIMS. All disputes between the Consultant (and his attorneys, successors, and assigns) and the Company (and its trustees, beneficiaries, officers, directors, managers, affiliates, employees, agents successors, attorneys, and assigns) relating in any manner whatsoever to this Agreement ("ARBITRABLE CLAIMS") shall be resolved by binding arbitration. Arbitration shall be final and binding upon the Parties and shall be the exclusive remedy for all Arbitrable Claims. THE PARTIES HEREBY WAIVE ANY RIGHTS THEY MAY HAVE TO TRIAL BY JUDGE OR JURY IN REGARD TO ARBITRABLE CLAIMS.

          8.2. PROCEDURE. Arbitration of Arbitrable Claims shall be in accordance with the Commercial Rules of the American Arbitration Association, as amended, and as augmented in this Agreement. Either Party may bring an action in court to compel arbitration under this Agreement and to enforce an arbitration award. Otherwise, neither Party shall initiate or prosecute any lawsuit, appeal or administrative action in any way related to an Arbitrable Claim. If the Party initiating arbitration alleges a statutory violation, said Party must file and serve an arbitration claim within the time limit established by the applicable statue of limitations for the statute that has allegedly been violated. If the Party initiating arbitration does not allege a statutory violation, then the initiating Party must file and serve an arbitration claim within sixty (60) days of learning the facts giving rise to the alleged claim. All arbitration proceedings under this Agreement shall be conducted in Las Vegas, Nevada. The Federal Arbitration Act shall govern the Interpretation and enforcement of this Agreement. The fees of the arbitrator shall be split between both Parties equally.

          8.3. FEES AND DISBURSEMENTS. The Parties agree that in the event that either Party finds it necessary to initiate arbitration or other legal action to obtain performance under this Agreement, the prevailing Party shall be reimbursed by other Party for reasonable attorneys' fees and other related expenses incurred by such Party.

          8.4. CONFIDENTIALITY. All proceedings and all documents prepared in connection with any Arbitrable Claim shall be confidential and, unless otherwise required by law, the subject matter thereof shall not be disclosed to any Person other than the Parties to the proceedings, their counsel, witnesses and experts, the arbitrator, and, if involved, the court and court staff.

          9.   NOTICES.

          Any notice given to either Party shall be in writing and shall be deemed to have been given when delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the Party concerned at the address indicated below or to such changed address as such Party may subsequently give notice of:

     If to the Company:       Station Casinos, Inc.
                              2411 West Sahara Avenue
                              Las Vegas, NV 89102
                              Attn: Scott M. Nielson

     With a copy to:          Milbank, Tweed, Hadley & McCloy
                              601 South Figueroa Street, 30th Floor
                              Los Angeles, CA 90017
                              Attn: Kenneth J. Baronsky

     If to the Consultant:    Lorenzo J. Fertitta
                              3360 West Sahara Avenue, Suite 200
                              Las Vegas, NV 89102

          10.  MISCELLANEOUS.

          10.1. SURVIVORSHIP. The respective rights and obligations of the Parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations. The provisions of this SECTION 10.1 are in addition to the survivorship provisions of any other section of this Agreement.

          10.2. REPRESENTATION. The Company represents and warrants that it is fully authorized and empowered to enter into this Agreement and that the performance of its obligations under this Agreement will not violate any agreement between the Company and any other Person.

          10.3. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the Parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the Parties with respect hereto.

          10.4. ASSIGNABILITY; BINDING NATURE. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs and assigns. No rights or obligations of one Party under this Agreement may be assigned or transferred by the other Party, except that such rights or obligations may be assigned or transferred by the Company pursuant to a merger or consolidation in which the Company is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company (including the liabilities, obligations and duties of the Company under this Agreement), either contractually or as a matter of law.

          10.5. AMENDMENT OR WAIVER. No provision in this Agreement may be amended or waived unless such amendment or waiver is agreed to in writing, signed by the consultant. No waiver by one Party of any breach by the other Party of any condition or provision of this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time.

          10.6. SEVERABILITY. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

          10.7. GOVERNING LAW. This Agreement shall be governed by and construed and interpreted in accordance with the laws of Nevada without reference to the principles of conflict of laws thereof.

          10.8. HEADINGS. The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

          10.9. COUNTERPARTS. This Agreement may be executed in counterparts each of which shall be deemed an original and all of which shall constitute one and the same agreement with the same effect as if each Party had signed the same signature page. Any signature page of this Agreement may be detached from any counterpart of this Agreement and reattached to any other counterpart of this Agreement identical in form hereto but having attached to it one or more additional signature pages.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.


                                        STATION CASINOS, INC.


                                        /s/ GLENN C. CHRISTENSON
                                        ----------------------------------------
                                        Name:
                                        Title:


                                        /s/ LORENZO J. FERTITTA
                                        ----------------------------------------
                                        Lorenzo J. Fertitta